APPENDIX "C"

                                       TO

                THE FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

                                     BETWEEN

                              PILGRIM MUTUAL FUNDS

                                       and

                          BROWN BROTHERS HARRIMAN & CO.

                         Dated as of _____________, 1999

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager pursuant a Foreign Custody Manager Delegation Agreement dated as of June 1, 1998 (the "Agreement"):

                         Pilgrim Emerging Countries Fund

                     Pilgrim International Core Growth Fund

                   Pilgrim International Small Cap Growth Fund

                          Pilgrim Worldwide Growth Fund

IN WITNESS WHEREOF, each of the parties hereto have caused this Appendix to be executed in its name and on behalf of each such Fund.


Pilgrim Mutual Funds
on behalf of each Fund
listed above                               BROWN BROTHERS HARRIMAN & CO.

By:                                        By:
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Title:                                     Title:
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Date:                                      Date:
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